U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                 ---------------
                                       TO
                                       --
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SZM Distributors, Inc.,
                             -----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                     3993                      95-4868287
------                                     ----                      ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or            Classification Code Number)  Identification No.)
organization)

5109 River Avenue, Suite A, Newport Beach, California                    92663
-----------------------------------------------------                    -----
(Address of registrant's principal executive offices)               (Zip Code)

                                  714.473.0803
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================= ================= ==================== ======================= ===============
         Title of each class          Amount         Proposed maximum       Proposed maximum       Amount of
            of securities              to be          offering price           aggregate          registration
          to be registered          registered           per share           offering price           fee
--------------------------------- ----------------- -------------------- ----------------------- ---------------
Common Stock, $.001 par value        3,000,000             $0.05                $150,000             $39.60
================================= ================= ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             SZM Distributors, Inc.,
                              a Nevada corporation

                        3,000,000 Shares of Common Stock


 We are offering for sale 3,000,000 shares of our common stock on a direct participation basis. The purchase price is $0.05 per share. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement. We have not applied for listing or quotation on any public market.



----------------------- -------------------- ------------------ ---------------
  Title of securities    Number of offered     Offering price      Proceeds
     to be offered             shares             per share
----------------------- -------------------- ------------------ ---------------
     Common Stock             3,000,000             $0.05          $150,000
----------------------- -------------------- ------------------ ---------------


 See "Risk Factors" on Pages 5 to 7 for factors to be considered before investing in the shares of our common stock.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

 The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is October 10, 2001.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................7
Determination of Offering Price...............................................7
Dilution......................................................................7
Selling Security Holders......................................................8
Plan of Distribution..........................................................8
Legal Proceedings.............................................................9
Directors, Executive Officers, Promoters and Control Persons..................9
Security Ownership of Certain Beneficial Owners and Management................9
Description of Securities....................................................10
Interest of Named Experts and Counsel........................................10
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................10
Management' Discussion and Analysis of Financial Condition and
Results of Operations........................................................11
Organization Within Last Five Years..........................................11
Description of Business......................................................15
Description of Property......................................................16
Certain Relationships and Related Transactions...............................16
Market for Common Equity and Related Stockholder Matters.....................16
Executive Compensation ......................................................17
Financial Statements.........................................................18
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................28
Legal Matters................................................................28
Experts......................................................................28
Additional Information.......................................................28
Indemnification of Directors and Officers....................................28
Other Expenses of Issuance and Distribution..................................29
Recent Sales of Unregistered Securities......................................29
Exhibits.....................................................................29
Undertakings.................................................................30
Signatures...................................................................31

Outside Back Cover Page
------------------------

Dealer Prospectus Delivery Obligation

Until _____, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      We were incorporated in Nevada on May 25,
                                   2001. Our principal business address is 5109
                                   River Avenue, Suite A, Newport Beach,
                                   California 92663; our telephone number is 714.473.0803.


                                   We are a development stage company. Our
                                   principal business activities include the distribution and sale of novelty products, which are developed and manufactured by third parties. We currently sell and distribute plush toys, disposable pocket binoculars and bobblehead dolls. We believe that our primary target market will consist of corporate, professional and collegiate entities that engage in the promotion, coordination or sponsorship of various events. We have recently generated some revenues from the sale of plush toys and bobblehead dolls and we hope that we will begin to generate significant revenues.

 Summary financial                 The summary financial information set forth
 information:                      below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.


                                      Income Statement         June 30, 2001

                                        Revenue                        0.00
                                        Gross Profit (Loss)            0.00
                                        Net Income (Loss)             (7,870)
                                        Net Income (Loss) Per Share   (.00)


                                      Balance Sheet            June 30, 2001

                                        Total Assets                  4,880
                                        Total Liabilities             1,750
                                        Shareholders' Equity          3,130


Number of shares                   We are offering for sale 3,000,000 shares of
being offered:                     our common stock. We will sell the shares we
                                   are registering only to those individuals who have received a copy of the prospectus.

Number of shares                   3,000,000 shares of our common stock are
outstanding after                  currently issued and outstanding. After the
the offering:                      offering, 6,000,000 shares of our common
                                   stock will be issued and outstanding.


Estimated use of                   We will receive $150,000 if all of the
proceeds:                          offered shares are sold. We intend to use any
                                   proceeds from such sale for marketing
                                   expenses and for working capital.

                                  RISK FACTORS


In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.


We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.


We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in May 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.


We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.


As of June 30, 2001, our losses since inception were approximately $7,870. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of significant revenues. Therefore, investors may lose all or part of their investment, if we do not raise funds in this offering or generate revenues.

We have not yet engaged in any significant marketing of the products and services. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to conduct marketing activities.


If we do not raise funds in this offering, we may not have adequate resources to market our products in order to compete successfully.

[material omitted]

Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products. We may not be able to succeed in marketing, selling and distributing our various novelty products if we do not raise funds in this offering. We cannot guaranty that our competitors will not succeed in marketing, selling and distributing their products.

We may need to raise additional capital to market our products and services. Our failure to raise additional capital will limit any proposed marketing activities.

To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.


We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs ^.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.

Ms. Sherman and Mr. Hoss each currently devote approximately ten hours per week to our business, but anticipate devoting significantly more hours if we begin generating significant revenues. We cannot guaranty that either of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If either of our officers or directors does not devote a sufficient amount of their business time to the management of our business, then our business may fail.


Our officers and directors own approximately 100% of our outstanding shares of common stock. Such concentrated control allows these shareholders to determine matters requiring approval of our shareholders.

Our directors and officers own all of the issued and outstanding shares of our common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and directors will control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

[material omitted]

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------


We will receive up to $150,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. Assuming at least 50% of the shares are purchased, we intend to use 25% of the proceeds for marketing expenses and 75% of the proceeds for working capital. If less than 50% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. No minimum amount is required to be sold in this offering. We cannot guaranty that we will sell any or all of the shares being offered by us.

========================= ==================== ================== ================== ====================================
Offered Shares Sold         Offering Proceeds    Approximate         Total Net         Principal Uses of Net Proceeds
                                               Offering Expenses  Offering Proceeds
------------------------- -------------------- ------------------ ------------------ ------------------------------------
750,000 shares (25%)             $37,500            $9,789             $27,711                 Working Capital
------------------------- -------------------- ------------------ ------------------ ------------------------------------
1,500,000 shares (50%)           $75,000            $9,789             $65,211         Marketing Expenses and Working
                                                                                                   Capital
------------------------- -------------------- ------------------ ------------------ ------------------------------------
 2,250,000 shares (75%)          $112,500            $9,789            $102,711        Marketing Expenses and Working
                                                                                                   Capital

------------------------- -------------------- ------------------ ------------------ ------------------------------------
3,000,000 shares (100%)         $150,000            $9,789            $140,211         Marketing Expenses and Working
                                                                                                   Capital
------------------------- -------------------- ------------------ ------------------ ------------------------------------

========================= ==================== ================== ================== ====================================

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 3,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 3,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of common stock will be sold.

=============================== ====================================== =============================== ==================
                                             Shares Issued                      Total Consideration         Price
                                             -------------                      -------------------        Per Share
                                                                                                       ------------------
                                       Number               Percent          Amount         Percent
                                       ------               -------          ------         -------
------------------------------- ---------------------- --------------- --------------- --------------- ------------------

Founding Shareholder              1,000,000 Shares          16.67%           $1,000          0.62%          $0.001
------------------------------- ---------------------- --------------- --------------- --------------- ------------------

Shareholder                       2,000,000 Shares          33.33%          $10,000          6.21%          $0.005
------------------------------- ---------------------- --------------- --------------- --------------- ------------------

Purchasers of Offered Shares      3,000,000 Shares          50.00%         $150,000          93.17%         $0.05
------------------------------- ---------------------- --------------- --------------- --------------- ------------------

Total                             6,000,000 Shares           100%           $161,000         100%
=============================== ====================== =============== =============== =============== ==================


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2001.

================================================== ======================== ======================== ======================
                                                   100% of offered shares    50% of offered shares      25% of offered
                                                          are sold                 are sold             shares are sold
-------------------------------------------------- ------------------------ ------------------------ ----------------------
Offering Price                                         $0.05 per share          $0.05 per share         $0.05 per share
-------------------------------------------------- ------------------------ ------------------------ ----------------------
Net tangible book value at 6/30/01                     $0.00 per share          $0.00 per share         $0.00 per share
-------------------------------------------------- ------------------------ ------------------------ ----------------------
Net tangible  book value after  giving  effect to
the offering                                           $0.03 per share          $0.02 per share         $0.01 per share
-------------------------------------------------- ------------------------ ------------------------ ----------------------
Per Share Dilution to New Investors                    $0.02 per share          $0.03 per share         $0.04 per share
-------------------------------------------------- ------------------------ ------------------------ ----------------------
Percent Dilution to New Investors                            40%                      60%                     80%
================================================== ======================== ======================== ======================


Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------


We are offering for sale 3,000,000 shares of our common stock on a direct participation basis. This offering will terminate six months after the effective date of this registration statement. We have not conducted any discussions or negotiations for the sale of all or any portion of those 3,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 3,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There is no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization.


We anticipate that Jeffrey Hoss, our treasurer, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Hoss is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

o Mr. Hoss is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
o Mr. Hoss will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
o Mr. Hoss is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Hoss will restrict his participation to the following activities:

o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Colorado, Georgia, Nevada, Oregon, Washington and Wisconsin.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------


Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations and limit profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal. The terms of the directors expire at the next annual shareholder's meeting following their election.


Our directors and principal executive officers are as specified on the following table:

========================= ========== ======================================
Name                         Age     Position
------------------------- ---------- --------------------------------------
Nicole Sherman               28      president, secretary and a director
------------------------- ---------- --------------------------------------
Jeffrey Hoss                 32      treasurer and a director
========================= ========== ======================================


Nicole M. Sherman. Ms. Sherman is our president, secretary and one of our directors since our inception in May 2001. Ms. Sherman is responsible for our day-to-day operations, including the development of our marketing and distribution channels. Ms. Sherman currently devotes approximately ten hours per week, but anticipates devoting significantly more hours if we generate more significant revenues. From 1997 to the present, Ms. Sherman has been an employee of Walt Disney Imagineering and is currently the senior financial analyst of the Tokyo DisneySea Park project. Ms. Sherman's major responsibilities for the project include tracking project budgets, analyzing costs and spending trends, recognizing financial needs, and identifying potential problems. In 1994, Ms. Sherman received her Bachelor of Arts in business administration from the University of San Diego. Ms. Sherman has not been a director of any other reporting company.


Jeffrey M. Hoss. Mr. Hoss is our treasurer and one of our directors since our inception in May 2001. Mr. Hoss is our principal financial officer and currently manages our finances and markets our products. Mr. Hoss currently devotes approximately ten hours per week, but anticipates devoting significantly more hours if we generate more significant revenues. Since September 1997, Mr. Hoss has been a regional sales manager at Lebherz Insurance Services, where he is responsible for sales throughout the southern California region. In 1992, Mr. Hoss earned his Bachelor of Science degree in business administration from California State University, Long Beach. Mr. Hoss is not an officer or director of any other reporting company.


Ms. Sherman is the sister in law of Mr. Hoss. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 10, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of Beneficial Owner    Amount and Nature of Beneficial   Percent of Class
                                                        Owner
--------------  ------------------------------------    -------------------------------   ----------------

Common Stock    Nicole Sherman                          1,000,000 shares, president,             33.33%
                1241 N. Central Avenue, Suite 7         secretary, director
                Glendale, California 91202

Common Stock    Jeffrey Hoss                            2,000,000 shares, treasurer,             66.67%
                5109 River Avenue, Suite A              director
                Newport Beach, California 92663

Common Stock    All directors and named executive       3,000,000 shares                          100%
                    officers as a group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of October 10, 2001, 3,000,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for any breach of such director's duty of loyalty to us or our security holders;
o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Nicole Sherman was our promoter. In May 2001, we issued 1,000,000 shares of our common stock to Ms. Sherman in exchange for services related to our formation, which were valued at $1,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on May 25, 2001.


Our Business. We are a development stage company. Our principal business activities include the distribution and sale of novelty products, which are developed and manufactured by third parties. We currently sell and distribute plush toys, disposable pocket binoculars and bobblehead dolls. We believe that our primary target market will consist of corporate, professional and collegiate entities that engage in the promotion, coordination or sponsorship of various events. We have recently generated some revenues from the sale of plush toys and bobblehead dolls and we hope that we will begin to generate significant revenues.

To effectuate our business plan during the next three to six months, we must market our products. We believe that we will use some of the proceeds generated from this offering as well as revenues generated from sales of our products to pay for our proposed marketing activities. If we are unable to generate revenues necessary or obtain additional working capital to pay for our development, we anticipate that our president, director and principal shareholder, Nicole Sherman, will contribute funds to pay our expenses. Our belief that Ms. Sherman will pay our expenses is based on the fact that Ms. Sherman has a significant equity interest in us. We believe that Ms. Sherman will continue to pay our expenses as long as she maintains a significant equity interest in us. We do not have any agreement, understanding or arrangement with Ms. Sherman to pay our expenses.

Any revenues generated will be used to develop sales and promotional materials as well as marketing expenses related to meeting with potential customers. Our management has recently begun marketing and promoting our novelty products by attempting to schedule in person meetings with potential customers to display those products and demonstrate their capabilities.

If we are unable to raise capital or generate revenues to pay for our proposed marketing activities, we hope that we will continue to market our novelty products by in person meetings with event coordinators of various sporting activities. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next six months.


Our Products. We currently sell and distribute disposable pocket binoculars, plush toys and bobblehead dolls. To date we have sold approximately 5,000 plush toys for approximately $.0.30 per toy, or $1,500, and 625 bobblehead dolls for approximately $4.00 per doll, or $2,500.


Binoculars are typically identified by two numerical specifications. The first number signifies the magnification power and the second identifies the objective lens diameter in millimeters. The products that we sell and distribute include disposable binocular products. These compact binoculars can easily fit into your palm or pocket and provide crisp and true colored images. Our disposable binoculars are significantly less costly to manufacture because they are unusually constructed from paper or plastic materials and low-grade optics. The cost of manufacturing one unit of our disposable binoculars is approximately $0.18, therefore enabling us to wholesale the product at approximately $2.00 to $1.60 per unit. Our disposable binoculars range from 3x21 to 4x25 and are constructed from plastic or card paper. Our disposable binoculars are offered in a variety of designs and typically adjustable and collapsible.

Pocket and disposable binocular products are to be used at various sightseeing and sporting events, including but not limited to football, baseball and basketball games. We intend to market our products to corporations, professional and collegiate athletic teams and stadiums as well as other interested parties. Our products are intended for occasional use and designed to be lightweight and inexpensive.


We purchase and distribute small plush "beanie" type bears and resell them to crane amusement game operators. Crane amusement games, which are placed in arcades and bowling alleys, are coin-operated games that consist of a metallic claw suspended in a glass enclosure above a pile of various plush toys. The game operator manipulates the claw over the plush toys to grab as many toys as possible within a given time frame.

We recently increased our product offerings by selling and distributing bobblehead dolls. We intend to market our line of bobblehead "sport figure" dolls to various sports arenas, football stadiums, baseball parts, and racetracks as a promotional giveaway. Our other lines of bobblehead dolls are expected to be marketed through various regional food chains stores, retail craft stores and selected gift shops. In early November 2001, we intend to offer the "American Christmas Collection" which will feature bobblehead Rudolph, Frosty, and Santa Claus dolls. In late November 2001, we intend to offer the "NFL Quarterback Series" which includes bobblehead Joe Montana, and Dan Marino figures. Our Joe Montana figure will be manufactured for promotional use only and is part of our limited edition bobblehead collection. Therefore, production of our Joe Montana will be restricted to only 3,000 figures.

In light of the terrorists' acts on September 11, 2001, we also intend to offer a "Patriotic Series" bobblehead dolls. We intend to donate a portion of the proceeds to the families of the victims of the New York City, Washington D.C. and Pennsylvania tragedies. This series is currently under development and is expected to include figures of President George W. Bush, the Statute of Liberty, Uncle Sam, FDNY firefighter, and NYPD police officer. We have not yet established an anticipated release date for this product because it is currently under development.

Distribution. Our current method of distribution is direct sales by Nicole Sherman, our president, and Jeff Hoss, our treasurer. Any orders that we receive currently are shipped via U.S. mail. We also may use major shipping companies, such as Federal Express or United Parcel Service. We believe that we can distribute our products at various sporting events, food chain stores and retail craft and gift locations.

Our Website www.szmdistributors.com. Our current website is under development and provides general information about the company and our address, telephone number and e-mail address. We intend to develop our website to display pictures of the pocket and disposable binocular products that we sell and distribute. If we generate revenues, we intend to further develop the website to market the products that we sell.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of corporate, professional and collegiate entities that engage in the promotion, coordination or sponsorship of various musical, sporting or other related activities that may permit for the magnification of distant objects. For example, sporting events such as football, baseball, and basketball games, as well as horseracing, automotive racing events and musical concerts are activities that promote the use of binoculars.

We intend to target corporate, professional and collegiate entities that desire to purchase and resell our compact binoculars for use general purposes, as well as specialty promotional products or gifts. Higher quality, power and cost binoculars have typically been marketed and distributed through camera stores, discount department stores, and sports/hunting stores, however, we believe that the unique compact, disposable and low cost features of our product would be unsuccessful in such traditional channels. We believe that the relative quality and cost of our products will entice spectators who attend these events to purchase our products. Depending on the success of our products, we may target discount retail mass merchandisers and distributors, such as Wal-Mart, Target and K-Mart.


Our initial market strategy for sales of our plush toys will focus on the crane amusement game industry. We may, however, expand our distribution to allow for our plush products to be marketed as a promotional product.

We believe that in-stadium give-away bobblehead dolls become instant collectibles and often show up in online auctions within hours after teams give them away. We intend to target corporate, professional and collegiate entities that desire to purchase our bobblehead dolls as promotional items. We intend to market our bobblehead dolls to those potential customers by showing how value for collectibles can be achieved by:

o        creating a limited number of each figure;
o distributing each toy exclusively on a single day during an in-stadium promotion; and
o        custom-packaging many of the dolls with a game date.

Growth Strategy. Our objective is to become a dominant provider of low cost pocket and disposable binoculars, plush toys and bobblehead dolls. Our strategy is to continue providing clients with exceptional personal service and low cost pocket and disposable binocular products, plush toys and bobblehead dolls. Key elements of our strategy include:

o negotiate distribution agreements with third party manufacturers for compact pocket and disposable binoculars, plush toys and bobblehead dolls;
o        increase our relationships with businesses;
o increase our relationships with third party providers of pocket and disposable binoculars, plush toys and bobblehead dolls;
o        provide additional services for businesses and consumers; and
o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development. For example, a potential joint venture candidate could include a manufacturer of optical lens because pocket and disposable binoculars use various grades of optics for magnification purposes.

Our Supplier. The disposable binoculars and plush toys that we sell and distribute are supplied by USA Sports Marketing, Inc. and PBI, Inc. Dreams, Inc. supplies the bobblehead dolls that we sell and distribute. Dreams, Inc. manufacturues licensed merchandise of the National Football League, National Basketball Association, Major League Baseball and the National Hockey League. We do not currently have a written agreement with any of those suppliers. Those suppliers have no obligation to supply disposable binoculars, plush toys or bobblehead dolls to us and, therefore, they may terminate our relationship at any time. We do not currently have any other relationships with additional suppliers of disposable binoculars, plush toys or bobblehead dolls. If we generate significant revenues, we anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that our current suppliers do not desire or are unable to supply a sufficient amount of products to meet our anticipated customer's requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.

Our operations to date have been focused on developing relationships with various suppliers and manufacturers of disposable binoculars, plush toys and bobblehead dolls. As a result of developing those relationships, we believe that we will enter into written distribution agreements and generate revenues in the next twelve months.


Our Competition. Competition in the novelty products industry is intense. Our target markets primarily consists of sponsors, promoters and coordinators of spectator events who may desire to sell our products to spectators or give them away as promotional items. We compete directly with other companies and businesses that have developed and are in the process of developing similar products which are functionally equivalent or similar to the our products. For example, other larger competitors' have entry-level compact binoculars which are similar to the compact binoculars that we sell. Those binoculars are inexpensive, yet still provide the user the ability to magnify images by three to four times greater than the human eye could see without the assistance of binoculars. Those binoculars are designed to be sold at low cost, yet still provide quality optics. We expect that these competitors who have developed similar compact binocular and optical products will market those products to our target customers, which will significantly affect our ability to compete.


In the binocular market, we compete with Tasco, Bushnell, Nikon Inc., Canon Inc., Minolta Camera, Co., Ltd., Pentax Corporation and various smaller manufacturers and resellers, including KentVision, Inc., Sino Sourcing Inc., Vastfame Camera Ltd. (H.K.), and Fuzhou Fuhua Optics Ltd. Many of these competitors in the binocular market have significantly greater brand name recognition and financial and technical resources than we do, and many have long-standing positions, customer relationships and established brand names in their respective markets. In addition, some of our current and potential competitors in the binocular market may possess greater financial or technical resources and competitive cost advantages due to a number of factors, including, without limitation, lower taxes and substantially lower costs of labor associated with manufacturing.

We currently have no market share in our primary target markets of sponsors, promoters and coordinators of spectator events who may desire to sell our compact binoculars products to spectators or who may desire to distribute our products as promotional or specialty products. We believe we can gain shares in these markets as a low cost competitor.


We compete in a discrete area of the plush toy market and principally market our services to crane amusement game suppliers and distributors. In this market we compete with King Plush, which specializes in the design, manufacturing, importing, exporting and distribution of high quality plush toys. King Plush is known worldwide and provides quality, licensed and non-licensed stuffed toys. We also compete with Plush Appeal, LLC, a manufacturer and direct importer of quality plush toys, including stuffed animals, customized plush prepacks, key chains and novelties for crane amusement games of all sizes. In addition to supplying crane operators with plush toys, Plush Appeal supplies licensed and sports merchandise, as well as promotional plush toys.

In 1999, the revival of the bobbing-head figures from the 1960s caught hold in baseball stadiums. Spearheading the bobblehead doll trend was Bensussen Deutsch & Associates, or BD&A, the largest sports promotion agency in the United States. BD&A is our largest competitor and now the leading designer, creator and supplier of in-stadium bobblehead collectibles and promotions for various Major League Baseball teams.


Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

o        these agreements will not be breached;
o        we would have adequate remedies for any breach; or
o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We own the Internet domain name www.szmdistributors.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities other than our website. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.


Government Regulation. We do not believe that we need any governmental approval for our disposable binocular products, plush toys and bobblehead dolls. Our business is subject to Federal Trade Commission regulation and other federal and state laws relating to the promotion, advertising, labeling and packaging of binocular products, plush toys and bobblehead dolls. We believe that we are in compliance with all laws, rules and regulations material to our operations.


Employees. As of October 10, 2001, we have two employees. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located 5109 River Avenue, Suite A, Newport Beach, California 92663, and are provided to us, at no charge, by Jeffrey Hoss.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------


Our Plan of Operation for the Next Twelve Months. We have recently generated revenues from operations. To date we have sold approximately 5,000 plush toys for approximately $.0.30 per toy, or $1,500, and 625 bobblehead dolls for approximately $4.00 per doll, or $2,500. We anticipate that we will generate more significant revenues in the next twelve months. To effectuate our business plan during the next twelve months, we must increase our product offerings and market and promote our products. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services will harm our business and future financial performance.


Our plan of operation is materially dependent on our ability to generate revenues. Our operations to date have been focused on developing relationships with various suppliers and manufacturers of disposable binoculars, plush toys and bobblehead dolls. As a result of developing those relationships, we believe that we will enter into written distribution agreements and generate revenues in the next twelve months. Any revenues generated will be used to increase our products offerings as well as expand our operations.

We have cash of $4,880 as of June 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through December 2001. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and our actual results could differ as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

         ================================== =========================
                     Property                     June 30, 2001
         ---------------------------------- -------------------------
         Cash                                            $4,880
         ---------------------------------- -------------------------
         Property and Equipment, net                         $0
         ================================== =========================


Our facilities. Our executive, administrative and operating offices are approximately 200 square feet and are located at 5109 River Avenue, Suite A, Newport Beach California 92663. Mr. Hoss, our treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Hoss does not expect to be paid or reimbursed for providing office facilities. We believe that our current offices are sufficient to meet our current and future needs.


Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Mr. Hoss, our treasurer and one of our directors, currently provides office space to us at no charge. Mr. Hoss does not expect to be paid or reimbursed for providing office facilities.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


We are offering for sale 3,000,000 shares of our common stock on a direct participation basis. The purchase price is $0.05 per share. We are offering the shares without any underwriting discounts or commissions. There are currently two record holders of our common stock.


There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o        a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o        the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================= ======= ============= =========== ================= =========================
Name and Principal Position              Year      Annual      Bonus ($)    Other Annual     All Other Compensation
                                                 Salary ($)                Compensation ($)
--------------------------------------- ------- ------------- ----------- ----------------- -------------------------
Nicole Sherman - president, secretary   2001        None          None          None                 None
--------------------------------------- ------- ------------- ----------- ----------------- -------------------------
Jeffrey Hoss - treasurer                2001        None          None          None                 None
======================================= ======= ============= =========== ================= =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of October 10, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Nicole Sherman.

Financial Statements
--------------------




                             SZM DISTRIBUTORS, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                                    CONTENTS





                                                                         PAGE
                                                                         ----
Independent Auditor's Report                                               1

Financial Statements

     Balance Sheet                                                         2

     Statement of Operations                                               3

     Statement of Changes in Stockholders' Equity                          4

     Statement of Cash Flows                                               5

     Notes to Financial Statements                                         6

                          Independent Auditor's Report



To the Stockholders of
SZM Distributors, Inc.


         I have audited the accompanying balance sheet of SZM Distributors, Inc. (a development stage company) as of June 30, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period May 25, 2001 (inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SZM Distributors, Inc. (a development stage company) as of June 30, 2001, and the results of its operations and its cash flows for the period May 25, 2001 (inception) through June 30, 2001 in conformity with generally accepted accounting principles in the United States.




                                         /s/ Quintanilla

                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California

                                         August 20, 2001

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2001



                                     ASSETS
                                     ------
Current assets
    Cash                                                       $          4,880
    Other current assets                                                    ---
                                                               ----------------

       Total current assets                                               4,880

Other assets                                                                ---
                                                               ----------------

       Total assets                                            $          4,880
                                                               ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Accounts payable and accrued expenses                      $          1,750
                                                               ----------------

       Total current liabilities                                          1,750
                                                               ----------------

Contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                    ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 3,000,000                          3,000
    Additional paid-in capital                                            8,000
    Deficit accumulated during the development stage                     (7,870)
                                                               ----------------

       Total stockholders' equity                                         3,130
                                                               ----------------

          Total liabilities and stockholders' equity           $          4,880
                                                               ================





                 See accompanying notes to financial statements.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

                 MAY 25, 2001 (INCEPTION) THROUGH JUNE 30, 2001



Revenues
    Sales                                                     $             ---
    Less: returns and allowances                                            ---
                                                              -----------------

       Net revenues                                                         ---
                                                              -----------------


Operating expenses
    Consulting services                                                   1,000
    Legal and professional fees                                           6,750
    Office expense                                                          120
                                                              -----------------

       Total operating expenses                                           7,870
                                                              -----------------

Loss from operations                                                     (7,870)
                                                              -----------------

Provision for income tax expense (benefit)                                  ---
                                                              -----------------

Net loss/Comprehensive loss                                   $          (7,870)
                                                              ==================

Net income per common share-- basic and diluted               $            (---)
                                                              =================

Weighted average of common shares-- basic and diluted                 1,176,000
                                                              =================




                 See accompanying notes to financial statements.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 MAY 25, 2001 (INCEPTION) THROUGH JUNE 30, 2001


                                             Common Stock             Additional
                                             ------------              Paid-In         Accumulated
                                         Shares          Amount         Capital          DEFICIT             Total
                                      ------------    -----------     -----------     ---------------     ------------
Balance, May 25, 2001                          ---    $       ---     $       ---     $           ---     $        ---

Issuance of common stock,
  May 27, 2001                           1,000,000          1,000             ---                 ---            1,000

Issuance of common stock,
  June 27, 2001                          2,000,000          2,000           8,000                 ---           10,000

Net loss/Comprehensive loss                    ---            ---             ---              (7,870)          (7,870)
                                      ------------    -----------     -----------     ---------------     ------------

Balance, June 30, 2001                   3,000,000    $     3,000     $     8,000     $       (7,870)     $      3,130
                                      ============    ===========     ===========     ===============     ============



                 See accompanying notes to financial statements.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

                 MAY 25, 2001 (INCEPTION) THROUGH JUNE 30, 2001



CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                  $          (7,870)
    Adjustments to reconcile net loss to net cash used
    in operating activities
      Cost of consulting services paid with common stock                  1,000
      Changes in operating assets and liabilities
        Increase in accounts payable and accrued expenses                 1,750
                                                              -----------------

              Net cash used in operating activities                      (5,120)
                                                              -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                        ---
                                                              -----------------

              Net cash provided by investing activities                     ---
                                                              -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                               10,000
                                                              -----------------

              Net cash provided by financing activities                  10,000
                                                              -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                 4,880

CASH AND CASH EQUIVALENTS, beginning of period                              ---
                                                              -----------------

CASH AND CASH EQUIVALENTS, end of period                      $           4,880
                                                              =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                         $             ---
                                                              =================
    Interest paid                                             $             ---
                                                              =================
    Non-cash financing activities
      During the period May 25, 2001 (inception) through June 30, 2001, the Company issued 1,000,000 to its founder for services valued at $1,000.





                 See accompanying notes to financial statements.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - SZM Distributors, Inc.(the "Company") was incorporated in the state of Nevada on May 25, 2001. The Company provides merchandise to the carnival, gaming & concession industries. The Company is headquartered in Newport Beach, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Fair Value of Financial Instruments - The carrying value of cash and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - Once revenues are generated, the Company will record revenues upon shipment to its customers and when collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of the payroll and related expenses of personnel used and the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus on during 2000. Such capitalized costs, if material, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $7,870 since May 25, 2001 (inception) through June 30, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs, e-commerce and industry standards will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by its founder and outside, third party vendors. As such, there is no accrual for wages or compensated absences as of June 30, 2001.

                             SZM DISTRIBUTORS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



NOTE 4 - COMMON STOCK

         On May 27, 2001, the Company issued 1,000,000 shares of its common stock to its founder for consulting services rendered in connection with the organization costs incurred. Since there was no readily available market value at the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value between the Company and its founder.

         On June 27, 2001, the Company issued 2,000,000 shares of its common stock to an officer for cash of $10,000. Although there was no readily available market value at the time of issuance, the value of $0.005 per share was considered as a reasonable estimate of fair value between the Company and the officer.


NOTE 5 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $7,870, expiring 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,200 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,200) has been provided for the deferred tax assets.


NOTE 6 - RELATED PARTY TRANSACTIONS

         On May 25, 2001 and June 27, 2001, the Company issued 1,000,000 shares of its common stock to its founder for consulting services and 2,000,000 shares of its common stock to its current officer for cash as previously detailed in
Note 4.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In June 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountant, to audit our financials statements from May 25, 2001, our date of formation, through June 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from May 25, 2001, our date of formation, through June 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for any breach of such director's duty of loyalty to us or our security holders;
o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.


======================================== ==================== ===============
Registration Fees                        Approximately                $39.60
---------------------------------------- -------------------- ---------------
Blue Sky Fees                            Approximately            $1,100.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In June 2001, we issued 2,000,000 shares of our common stock to Jeffrey Hoss, our treasurer and one of our directors, in exchange for $10,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

In May 2001, we issued 1,000,000 shares of our common stock to Nicole Sherman, our president, secretary and one of our directors, in exchange for services which were valued at $1,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*
                           (Charter Document)

3.2                        Bylaws*

5.                         Opinion Re: Legality*

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings**

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel***


* Included in registration statement on Form SB-2, which was filed on August 31, 2001.
**       Included in Financial Statements
***      Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Newport Beach, State of California, on October 10, 2001.

SZM Distributors, Inc.,
a Nevada corporation

/s/ Nicole Sherman
--------------------------------------------
Nicole Sherman
president, secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Nicole Sherman                                   October 10, 2001
--------------------------------------------
Nicole Sherman
president, secretary, director


/s/ Jeffrey Hoss                                     October 10, 2001
--------------------------------------------
Jeffrey Hoss
treasurer, principal financial officer, director